UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 12, 2015

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) On May 12, 2015, Ashford Hospitality Trust, Inc. (the “Company”) held its Annual Meeting of Stockholders. As of March 10, 2015, the record date for the annual meeting, there were 100,108,168 shares of common stock outstanding and entitled to vote. At the annual meeting, 79,787,204 shares, or approximately 80% of the eligible voting shares, were represented either in person or by proxy.

At the meeting, the stockholders voted on the following items:

1. Proposal 1 - To elect seven nominees to the Board of Directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. The following nominees were elected to the Company's Board of Directors (constituting the entire Board of Directors), with the voting results for each nominee as shown:

			Broker
Name	For	Withheld	Non-votes
Monty J. Bennett	72,983,318	6,300,214	503,672
Benjamin J. Ansell, M.D.	65,858,432	13,425,100	503,672
Thomas E. Callahan	65,859,793	13,423,739	503,672
Amish Gupta	72,962,387	6,321,145	503,672
Kamal Jafarnia	65,839,209	13,444,323	503,672
Philip S. Payne	72,725,734	6,557,798	503,672
Alan L. Tallis	72,972,068	6,311,464	503,672

2. Proposal 2 - To amend our charter to require a majority voting standard in uncontested director elections. This proposal was approved by the votes indicated below:

			Broker
For	Against	Abstain	Non-votes
78,857,102	296,528	129,902	503,672

3. Proposal 3 - To ratify the appointment of Ernst & Young LLP, a national public accounting firm, as the Company's independent auditors for the fiscal year ending December 31, 2015. This proposal was approved by the votes indicated below:

			Broker
For	Against	Abstain	Non-votes
79,123,101	559,445	104,658	—

4. Proposal 4 - Non-binding advisory vote on the compensation of the Company's named executive officers:

			Broker
For	Against	Abstain	Non-votes
42,692,741	36,325,822	250,969	517,672

5. Proposal 5 - To approve an amendment to Ashford Hospitality Trust, Inc.'s Second Amended and Restated Bylaws to require that only stockholders that have owned at least 1% of our outstanding common stock continuously for at least one year may nominate director candidates and propose other business to be considered by our stockholders at an annual meeting of stockholders. This proposal was not approved by the votes indicated below:

			Broker
For	Against	Abstain	Non-votes
19,889,745	59,199,098	194,689	503,672

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2015

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel